SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  June 28, 1996

                         BALCOR REALTY INVESTORS - 83
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-11805
- --------------------------------        --------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3189175
- --------------------------------        --------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
- --------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
- -----------------------------------------------------------------------

Walnut Ridge Apartments, Phases I and II

In 1982, the Partnership acquired the Phases I and II of Walnut Ridge Apartments, Corpus Christi, Texas (together, the "Property"), utilizing $11,145,725 of offering proceeds. The property was acquired subject to first mortgage financing of $8,315,000 and $7,390,000 on Phases I and II, respectively. In order to complete refinancings in 1987, 1989, 1991 and 1993 of new mortgage loans collateralized by the Property, the Partnership utilized a total of $3,400,000 of additional Partnership funds towards these refinancings. The Property's financing currently consists of a first mortgage loan and an unsecured loan from an affiliate of the General Partner.

On June 28, 1996, the Partnership contracted to sell the Property for a sale price of $20,000,000 to an unaffiliated party, BH TFL, Inc. On or before July 23, 1996, upon completion of the purchaser's due diligence review, the purchaser will deposit $200,000 into an escrow account as earnest money. The remaining portion of the sale price will be payable in cash at closing, which is scheduled to occur on August 15, 1996. From the proceeds of the sale, the Partnership will pay the outstanding balances of the first mortgage loan and the unsecured loan, which are expected to have outstanding principal balances of approximately $10,793,000 and $734,000 at closing, respectively, and $250,000 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the Property will receive a fee for services rendered in connection with the sale of the property of approximately $150,000. The Partnership will receive the remaining proceeds of approximately $8,073,000, less closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the Property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

Affiliates of the General Partner have simultaneously contracted to sell 5 other properties to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the Property may not occur.


ITEM 5.  OTHER INFORMATION
- -------------------------------------------

Desert Sands Village Apartments

As previously reported, on April 23, 1996, the Partnership contracted to sell Desert Sands Village Apartments, Phoenix, Arizona, to an unaffiliated party, ERP Operating Limited Partnership, an Illinois limited partnership, for a sale price of $14,579,423. The Partnership and the purchaser subsequently agreed to reduce the purchase price to $14,529,423. The sale closed June 12, 1996. The purchaser exercised its option to assume the existing first mortgage loan collateralized by the property which had an outstanding principal balance of $8,951,783 at closing.

From the proceeds of the sale, the Partnership paid legal fees of approximately $15,000 and a $109,346 fee to an affiliate of the third party providing property management services for the property for services rendered in connection with the sale. The Partnership received approximately $5,453,000 of remaining proceeds. Of such amount, $500,000 is being retained by the Partnership and will not be available for use or distribution by the Partnership until 120 days after closing.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ----------------------------------------------------------------------

     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (2) (a) Agreement of Sale and attachment thereto relating to the sale of the Walnut Ridge apartment complex, Phases I and II, Corpus Christi, Texas.

               (b) Amendment to Agreement of Sale and Escrow Agreement relating to the sale of the Walnut Ridge apartment complex, Phases I and II, Corpus Christi, Texas.

          (99) Letter Agreement dated May 22, 1996 relating to the sale of the Desert Sands Village apartment complex, Phoenix, Arizona.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR REALTY INVESTORS-83

                         By:  Balcor Partners-XIII, an Illinois
                              general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an Illinois
                              general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/Jerry M. Ogle
                              ------------------------------------
                                 Jerry M. Ogle, Vice President
                                 and Secretary

Dated:  July 12, 1996